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                                                                 EXHIBIT 6(a)(3)

                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated June 14, 1995, by and between AIM Equity Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
CLASS B SHARES
--------------

AIM Charter Fund
AIM Weingarten Fund
AIM Blue Chip Fund
AIM Capital Development Fund"

         Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: June 11, 1996

                                                AIM EQUITY FUNDS, INC.


Attest: /s/ P. MICHELLE GRACE                   By: /s/ ROBERT H. GRAHAM
        -------------------------                   -------------------------
        Assistant Secretary                         President

(SEAL)

                                                A I M DISTRIBUTORS, INC.



Attest:   /s/ OFELIA M. MAYO                    By: /s/ MICHAEL J. CEMO
        -------------------------                   -------------------------
        Assistant Secretary                         President

(SEAL)